August 2026

Pricing Supplement filed pursuant to Rule 424(b)(2) dated August 24, 2026 / Registration Statement No. 333-284538

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

GS Finance Corp.
$12,000,000 Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Freeport-McMoRan Inc. due August 27, 2027

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the common stock of Freeport-McMoRan Inc. The securities may be automatically called on any call observation date.

Unless previously automatically called, on each coupon observation date (i) if the closing price of the underlying stock is less than the buffer price, you will not receive a payment on the applicable coupon payment date and (ii) if the closing price of the underlying stock is greater than or equal to the buffer price, you will receive on the applicable coupon payment date a contingent monthly coupon payment.

Your securities will be automatically called if the closing price of the underlying stock on any call observation date is greater than or equal to the initial share price, resulting in a payment on the applicable call payment date equal to the principal amount of your securities plus the contingent monthly coupon then due. No payments will be made after the call payment date.

At maturity, if not previously automatically called, (i) if the final share price is greater than or equal to the buffer price you will receive the principal amount of your securities plus the contingent monthly coupon then due and (ii) if the final share price is less than the buffer price, you will lose approximately 1.4286% of the stated principal amount for every 1% decline in the final share price from the initial share price beyond the buffer amount and you will not receive a contingent monthly coupon payment. Under these circumstances, the payment at maturity will be based on the share percent change. You will not participate in any appreciation of the underlying stock.

The securities are for investors who seek to earn a contingent monthly coupon in exchange for the risk of receiving few or no contingent monthly coupons if the securities are automatically called and, if not automatically called, losing all or a portion of the principal amount of their securities at maturity.

FINAL TERMS (continued on page PS-2)
Company (Issuer) / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying stock:	the common stock of Freeport-McMoRan Inc. (current Bloomberg ticker: “FCX UN”)
Principal amount:

$12,000,000 in the aggregate on the original issue date; the aggregate principal amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the pricing date. Subject to redemption by the company as provided under “— Automatic call feature” below, on the stated maturity date, in addition to the final contingent monthly coupon, if any, the company will pay, for each $1,000 of the outstanding principal amount, an amount, if any, in cash equal to the payment at maturity.

Pricing date:	August 24, 2026
Original issue date:	August 27, 2026
Valuation date:	the last coupon observation date, August 24, 2027, subject to adjustment as described in the accompanying general terms supplement
Stated maturity date:	August 27, 2027, subject to adjustment as described in the accompanying general terms supplement
Payment at maturity:
•
if the final share price is greater than or equal to the buffer price, $1,000; or
•
if the final share price is less than the buffer price, $1,000 + ($1,000 × (the share percent change + the buffer amount) × the downside factor)

Initial share price:	$76.66. The initial share price represents the closing price of one share of the underlying stock on August 21, 2026 and is lower than the closing price of the underlying stock on the pricing date
Buffer price:	70.00% of the initial share price
Contingent monthly coupon:

subject to the automatic call feature, on each coupon payment date, for each $1,000 of the outstanding principal amount, the company will pay an amount in cash equal to:

•
if the closing price of the underlying stock on the applicable coupon observation date is greater than or equal to the buffer price, (i) the product of $16.292 times the number of coupon observation dates that have occurred up to and including the relevant coupon observation date minus (ii) the sum of all contingent monthly coupons previously paid, if any; or
•
if the closing price of the underlying stock on the applicable coupon observation date is less than the buffer price, $0.00

CUSIP / ISIN:	40058LGW4 / US40058LGW46
Underwriter:	Goldman Sachs & Co. LLC
Estimated value:	approximately $997 per security. See page PS-3 for more information.

Original issue price	Underwriting discount	Net proceeds to the issuer
100.00% of the principal amount	0.10% ($12,000 in total)*	99.90% ($11,988,000 in total)

* Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $1.00 for each security it sells. It has informed us that it intends to internally allocate $0.50 of the selling concession for each security as a structuring fee.

Your investment in the securities involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-12. You should read the disclosure herein to better understand the terms and risks of your investment.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 26,680 dated August 24, 2026.

FINAL TERMS (continued)
Coupon observation dates:	as set forth under “Coupon observation dates” below
Coupon payment dates:	as set forth under “Coupon payment dates” below
Call observation dates:	each coupon observation date specified in the table below commencing on September 24, 2026 and ending on July 26, 2027
Call payment dates:	the coupon payment date immediately after the applicable call observation date
Automatic call feature:

if, as measured on any call observation date, the closing price of the underlying stock is greater than or equal to the initial share price, your securities will be automatically called and, in addition to the contingent monthly coupon then due, you will receive $1,000 for each $1,000 principal amount. No payments will be made after the call payment date.

Final share price:	the closing price of the underlying stock on the valuation date, subject to adjustment as described in the accompanying general terms supplement
Buffer amount:	30.00%
Downside factor:	the initial share price divided by the buffer price, which is approximately 1.4286
Share percent change:	(final share price –initial share price) / initial share price
Authorized denominations:	$1,000 or any integral multiple of $1,000 in excess thereof
Listing:	the securities will not be listed on any securities exchange or interdealer quotation system

Coupon observation dates*	Coupon payment dates*
September 24, 2026 Ɨ	September 29, 2026
October 26, 2026	October 29, 2026
November 24, 2026	November 30, 2026
December 24, 2026	December 30, 2026
January 25, 2027	January 28, 2027
February 24, 2027	March 1, 2027
March 24, 2027	March 30, 2027
April 26, 2027	April 29, 2027
May 24, 2027	May 27, 2027
June 24, 2027	June 29, 2027
July 26, 2027	July 29, 2027
August 24, 2027 (valuation date)	August 27, 2027 (stated maturity date)
* Subject to adjustment as described in the accompanying general terms supplement Ɨ This is the first date on which your securities may be automatically called.

August 2026

The issue price, underwriting discount and net proceeds listed on the cover page relate to the securities we sell initially. We may decide to sell additional securities after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $997 per $1,000 principal amount, which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $3 per $1,000 principal amount)

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through September 28, 2026, as described below). On and after September 29, 2026, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

With respect to the $3 initial additional amount:

• $2 will decline to zero on a straight-line basis from the time of pricing through September 28, 2026; and

• $1 will decline to zero on a straight-line basis from September 15, 2026 through September 28, 2026.

August 2026

About Your Securities

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your securities and therefore should be read in conjunction with such documents:

•
General terms supplement no. 17,745 dated January 20, 2026
•
Prospectus supplement dated February 14, 2025
•
Prospectus dated February 14, 2025

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

We refer to the securities we are offering by this pricing supplement as the “offered securities” or the “securities”. Each of the offered securities has the terms described in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 17,745 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “index stock(s)”, “index stock issuer(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “underlying stock(s)”, “underlying stock issuer(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 17,745 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no 3, dated March 22, 2021.

August 2026

GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Freeport-McMoRan Inc. due August 27, 2027 Principal at Risk Securities

Investment Summary

The Contingent Income Buffered Auto-Callable Securities Based on the Performance of the common stock of Freeport-McMoRan Inc. due August 27, 2027 (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon for each $1,000 principal amount of your securities equal to (i) the product of $16.292 times the number of coupon observation dates that have occurred up to and including the relevant coupon observation date minus (ii) the sum of all coupons previously paid, if any, but only if the closing price of the underlying stock is at or above the buffer price on the related coupon observation date. If the closing price of the underlying stock is less than the buffer price on any coupon observation date, we will not pay any contingent monthly coupon for the related monthly period. In addition, the securities will be automatically called if the closing price of the underlying stock is greater than or equal to the initial share price on any call observation date, resulting in a payment on the applicable call payment date equal to the stated principal amount of your securities plus the contingent monthly coupon then due. If the securities are automatically called, no more contingent monthly coupon payments will be made. It is possible that the closing price of the underlying stock could remain below the buffer price for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent monthly coupons during the term of the securities. If the securities have not been automatically called prior to maturity and the final share price is less than the buffer price, investors will lose approximately 1.4286% of the stated principal amount for every 1.00% decline in the final share price from the initial share price beyond the buffer amount. Under these circumstances the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent monthly coupons throughout the entire term of the securities. In addition, investors will not participate in any appreciation of the underlying stock.

August 2026

GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Freeport-McMoRan Inc. due August 27, 2027 Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent monthly coupon for each $1,000 principal amount of your securities equal to (i) the product of $16.292 times the number of coupon observation dates that have occurred up to and including the relevant coupon observation date minus (ii) the sum of all coupons previously paid, if any, but only if the closing price of the underlying stock is at or above the buffer price on the related coupon observation date. The securities have been designed for investors who are willing to accept the risk of receiving few or no coupon payments for the entire term of the securities and losing all or a portion of the principal of their securities in exchange for an opportunity to earn a contingent monthly coupon if the underlying stock closes at or above the buffer price on each coupon observation date until the securities are automatically called or reach maturity. The following scenarios are for illustrative purposes only to demonstrate the amount investors will receive if the securities are automatically called and how the contingent monthly coupon and the payment at maturity (if the securities have not been automatically called) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically called, the contingent monthly coupon may be payable for none of, or some but not all of, the monthly periods during the term of the securities and the payment at maturity may be less, and possibly significantly less, than the stated principal amount of the securities and may be zero.

Scenario 1: the securities are automatically called prior to maturity

This scenario assumes that the underlying stock closes at or above the initial share price on a call observation date and, as a result, the securities are automatically called for the stated principal amount plus the contingent monthly coupon then due. If the securities are automatically called, no more contingent monthly coupon payments will be made.

Scenario 2: the securities are not automatically called prior to maturity and investors receive principal back and a final contingent monthly coupon at maturity

This scenario assumes that the underlying stock closes at or above the buffer price on some coupon observation dates, but closes below the buffer price on the others, and the underlying stock closes below the initial share price on every call observation date. Consequently, the securities are not automatically called and investors receive the contingent monthly coupon for the coupon payment dates for which the closing price of the underlying stock is at or above the buffer price on the related coupon observation date, but not for the coupon payment dates for which the closing price of the underlying stock is below the buffer price on the related coupon observation date. On the valuation date, the underlying stock closes at or above the buffer price. At maturity, in addition to the contingent monthly coupon then due, investors will receive the stated principal amount.

Scenario 3: the securities are not automatically called prior to maturity and investors suffer a substantial loss of principal at maturity

This scenario assumes that the underlying stock closes at or above the buffer price on some coupon observation dates, but closes below the buffer price on the others, and the underlying stock closes below the initial share price on every call observation date. Consequently, the securities are not automatically called and investors receive the contingent monthly coupon for the monthly periods for which the closing price of the underlying stock is at or above the buffer price on the related coupon observation date, but not for the monthly periods for which the closing price of the underlying stock is below the buffer price on the related coupon observation date. On the valuation date, the underlying stock closes below the buffer price. At maturity, investors will lose approximately 1.4286% of the stated principal amount for every 1% decline in the final share price beyond the buffer amount. Under these circumstances, the payment at maturity will be less, and possibly significantly less, than the stated principal amount and could be zero. No contingent monthly coupon will be paid at maturity in this scenario and investors will not receive payment for any previously unpaid contingent monthly coupons.

August 2026

GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Freeport-McMoRan Inc. due August 27, 2027 Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (i) the closing price of the underlying stock on each coupon observation date, (ii) the closing price of the underlying stock on each call observation date and (iii) the final share price. Please see “Hypothetical Examples” below for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Monthly Coupons

Contingent Monthly Coupons Compare the closing price of the underlying stock on each coupon observation date against the buffer price until the final coupon observation date or until the securities are automatically called. The closing price of the underlying stock is greater than or equal to the buffer price Contingent Monthly Coupon You will receive the contingent monthly coupon on the related coupon payment date No Contingent Monthly Coupon The closing price of the underlying stock is less than the buffer price You will not receive any contingent monthly coupon on the related coupon payment date

Diagram #2: Call Observation Dates

Call Observation Dates Compare the closing price of the underlying stock on each call observation date against the initial share price until the final call observation date or until the securities are automatically called. The closing price of the underlying stock is greater than or equal to the initial share price The closing price of the underlying stock is less than the initial share price Automatic Call You will receive (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the related coupon observation date No Automatic Call The closing price of the underlying stock is greater than or equal to the buffer price The closing price of the underlying stock is less than the buffer price You will receive the contingent monthly coupon. Proceed to the next call observation date No contingent monthly coupon. Proceed to the next call observation date

August 2026

GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Freeport-McMoRan Inc. due August 27, 2027 Principal at Risk Securities

Diagram #3: Payment at Maturity if the Securities are Not Automatically Called

Payment at Maturity Valuation Date You will receive (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the final coupon observation date Coupon Payment Dates The final share price is greater than or equal to the buffer price On each call observation date the closing price of the underlying stock is below the initial share price You will receive an amount calculated as follows:$1,000 + ($1,000 × (the share percent change + the buffer amount) × the downside factor) No contingent monthly coupon will be payable and you will lose a portion or all of your principal in this scenario The final share price is less than the buffer price Proceed to Maturity

August 2026

GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Freeport-McMoRan Inc. due August 27, 2027 Principal at Risk Securities

Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate (i) the impact that various hypothetical closing prices of the underlying stock on a coupon observation date could have on the coupon payable on the related coupon payment date and (ii) the impact that various hypothetical closing prices of the underlying stock on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the stated principal amount and held to a call payment date or the stated maturity date. If you sell your securities in a secondary market prior to a call payment date or the stated maturity date, as the case may be, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying stock and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor.

For these reasons, the actual performance of the underlying stock over the life of your securities and the actual closing price of the underlying stock on any coupon observation date or call observation date, may bear little relation to the hypothetical examples shown below or to the historical closing prices of the underlying stock shown elsewhere in this pricing supplement. For information about the historical prices of the underlying stock during recent periods, see “The Underlying stock — Historical Closing Prices of the Underlying stock” below.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying stock.

The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Contingent monthly coupon:

(i) the product of $16.292 times the number of coupon observation dates that have occurred up to and including the relevant coupon observation date minus (ii) the sum of all contingent monthly coupons previously paid, if any

Hypothetical initial share price:	$100.00*
Hypothetical buffer price:	$70.00, which is 70.00% of the initial share price
Buffer amount:	30.00%
Downside factor:	approximately 1.4286

* The hypothetical initial share price of $100.00 has been chosen for illustrative purposes only and does not represent the actual initial share price.

August 2026

GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Freeport-McMoRan Inc. due August 27, 2027 Principal at Risk Securities

How to determine whether a contingent monthly coupon is payable with respect to a coupon observation date:

Hypothetical Coupon Observation Date	Closing Price of the Underlying Stock	Contingent Monthly Coupon (per security)
#1	$80.00 (at or above the buffer price)	$16.292
#2	$50.00 (below the buffer price)	$0.00
#3	$95.00 (at or above the buffer price)	($16.292 × 3) - $16.292 = $32.584
#4 - #12	$50.00 (below the buffer price )	$0.00

On hypothetical coupon observation date #1, the underlying stock closes below the initial share price but at or above the buffer price. Therefore, the securities are not automatically called and investors receive a contingent monthly coupon of $16.292 for each $1,000 principal amount of their securities on the related coupon payment date.

On hypothetical observation date #3, the underlying stock closes below the initial share price but at or above the buffer price. Therefore, the securities are not automatically called and investors receive a contingent monthly coupon of $32.584 for each $1,000 principal amount of their securities paid on the related coupon payment date

On each of the hypothetical observation dates #2 and #4 through #12, the underlying stock closes below the buffer price. Therefore, the securities are not automatically called and investors receive no contingent monthly coupon on the related coupon payment date.

You will not receive a contingent monthly coupon on a coupon payment date if the share closing price is below the buffer price on the related coupon observation date.

How to calculate the payment at maturity (if the securities have not been automatically called):

Example	Closing Price of the Underlying Stock on the Valuation Date (Final Share Price)	Payment at Maturity (per security)
#1	$95.00 (at or above the buffer price)	the stated principal amount + the contingent monthly coupon with respect to the final coupon observation date
#2	$50.00 (below the buffer price)	$1,000 + ($1,000 × ((($50.00 - $100.00) / $100.00) + 30.00%) x 1.4286) = $714.29

In example #1, the final share price is at or above the buffer price. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent monthly coupon with respect to the final coupon observation date. Investors will not participate in any appreciation of the underlying stock.

In example #2, the final share price is below the buffer price. Therefore, investors will lose approximately 1.4286% of the stated principal amount of the securities for every 1.00% decline in the final share price from the initial share price beyond the buffer amount.

If the final share price has declined from the initial share price by an amount greater than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the stated principal amount and could be zero.

August 2026

GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Freeport-McMoRan Inc. due August 27, 2027 Principal at Risk Securities

Hypothetical Payment at Maturity Examples

The following examples assume that neither a market disruption event nor a non-trading day occurs on any originally scheduled coupon observation date or call observation date or the originally scheduled valuation date, there are no changes in or affecting the underlying stock and that the effect of any accrued and unpaid coupon has been excluded.

If the securities are not automatically called on any call observation date (i.e., on each call observation date the closing price of the underlying stock is less than the initial share price), the amount we would deliver for each $1,000 principal amount of your securities on the stated maturity date will depend on the performance of the underlying stock on the valuation date, as shown in the table below. The table below assumes that the securities have not been automatically called on a call observation date and reflects hypothetical amounts that you could receive on the stated maturity date. The values in the left column of the table below represent hypothetical final share prices and are expressed as percentages of the initial share price. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final share price, and are expressed as percentages of the stated principal amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered securities on the stated maturity date would equal 100.000% of the stated principal amount of a security, based on the corresponding hypothetical final share price and the assumptions noted above.

The Securities Have Not Been Automatically Called

Hypothetical Final Share Price (as Percentage of Initial Share Price)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
150.000%	100.000%*
125.000%	100.000%*
110.000%	100.000%*
105.000%	100.000%*
100.000%	100.000%*
95.000%	100.000%*
85.000%	100.000%*
70.000%	100.000%*
60.000%	85.714%
50.000%	71.429%
25.000%	35.714%
0.000%	0.000%

*Does not include the final contingent monthly coupon

As shown in the table above, if the securities have not been automatically called on a call observation date:

•
If the final share price were determined to be 25.000% of the initial share price, the payment at maturity that we would deliver on your securities would be approximately 35.714% of the stated principal amount of your securities. As a result, if you purchased your securities on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose approximately 64.286% of your investment (if you purchased your securities at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment).
•
If the final share price were determined to be 150.000% of the initial share price, the payment at maturity (excluding the final contingent monthly coupon) that we would deliver on your securities would be limited to 100.000% of each $1,000 principal amount of your securities. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final share price over the initial share price.

August 2026

GS Finance Corp Contingent Income Buffered Auto-Callable Securities Based on the Performance of the Common Stock of Freeport-McMoRan Inc. due August 27, 2027 Principal at Risk Securities

Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying stock. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Assuming your securities are not automatically called on a call observation date, the cash payment on your securities, if any, on the stated maturity date will be based on the performance of the underlying stock as measured from the initial share price set on August 21, 2026 to the closing price of the underlying stock on the valuation date. If the final share price is less than the buffer price, you will lose approximately 1.4286% of the stated principal amount of your securities for every 1.00% decline in the final share price from the initial share price beyond the buffer amount. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to a call payment date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the contingent monthly coupons (if any) and return on the securities will be based on the performance of the underlying stock, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 65 of the accompanying prospectus.

You May Not Receive a Contingent Monthly Coupon on Any Coupon Payment Date

If the closing price of the underlying stock on the related coupon observation date is less than the buffer price, you will not receive a coupon payment on the applicable coupon payment date. If the closing price of the underlying stock is less than the buffer price on every coupon observation date, the overall return you earn on your securities will be less than zero and such return will be less than you would have earned by investing in a security that bears interest at the prevailing market rate.

Although the contingent monthly coupon formula provides that, if the closing price of the underlying stock on the related coupon observation date is greater than or equal to the buffer price, the contingent monthly coupon paid on the corresponding coupon payment date will be equal to (i) the product of $16.292 times the number of coupon observation dates that have occurred up to and including the relevant coupon observation date minus (ii) the sum of all contingent monthly coupons previously paid, if any, you should be aware that, with respect to any prior coupon observation dates that did not result in the payment of a contingent monthly coupon, you will not be

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compensated for any opportunity cost implied by inflation and other factors relating to the time value of money. Further, there is no guarantee that you will receive any contingent monthly coupon payment with respect to the securities at any time and you may lose your entire investment in the securities.

Your Securities Are Subject to Automatic Redemption

We will automatically call and redeem all, but not part, of your securities on a call payment date, if, as measured on any call observation date, the closing price of the underlying stock is greater than or equal to the initial share price. No further payments will be made on the securities following an automatic call. Therefore, the term for your securities may be reduced. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Contingent Monthly Coupon Does Not Reflect the Actual Performance of the Underlying Stock from the Pricing Date to Any Coupon Observation Date or from Coupon Observation Date to Coupon Observation Date and Investors Will Not Participate in Any Appreciation of the Underlying Stock

The contingent monthly coupon for each coupon payment date is different from, and may be less than, a coupon determined based on the percentage difference of the closing prices of the underlying stock between the pricing date and any coupon observation date or between two coupon observation dates. You will not participate in any appreciation of the underlying stock, and the return on the securities will be limited to the contingent monthly coupons, if any, that are paid with respect to each coupon observation date. Accordingly, the contingent monthly coupons, if any, on the securities may be less than the return you could earn on another instrument linked to the underlying stock that pays contingent monthly coupons based on the performance of the underlying stock from the pricing date to any coupon observation date or from coupon observation date to coupon observation date.

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors” below.

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The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” on page S-7 of the accompanying general terms supplement.

The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before a call payment date or the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•
the market price of the underlying stock to which your securities are linked;
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the volatility – i.e., the frequency and magnitude of changes – in the market price of the underlying stock;
•
the dividend rate of the underlying stock;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segment of which the underlying stock is a part, and which may affect the market price of the underlying stock;
•
interest rates and yield rates in the market;
•
the time remaining until your securities mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your securities before a call payment date or maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before a call payment date or maturity, you may receive less than the principal amount of your securities or the amount you may receive on a call payment date or at maturity.

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You cannot predict the future performance of the underlying stock based on its historical performance. The actual performance of the underlying stock over the life of the offered securities or the payment at maturity may bear little or no relation to the historical closing prices of the underlying stock or to the hypothetical examples shown elsewhere in this pricing supplement.

We Will Not Hold Shares of the Underlying Stock for Your Benefit

The indenture governing your security does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey a share or shares of the underlying stock acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the underlying stock for your benefit in order to enable you to exchange your security for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any shares of the underlying stock owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

In Some Circumstances, the Payment You Receive on the Securities May Be Based on the Securities of Another Company and Not the Issuer of the Underlying Stock

Following certain corporate events relating to the underlying stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the securities of a successor to the underlying stock issuer or any cash or any other assets distributed to holders of shares of the underlying stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting Distribution Property (as described below) under “Supplemental Terms of the Notes — Anti-dilution Adjustments for Index Stocks” on page S-29 of the accompanying general terms supplement.

You Have No Shareholder Rights or Any Rights to Receive Any Underlying Stock

Investing in your securities will not make you a holder of the underlying stock. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying stock, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying stock or any other rights of a holder of the underlying stock. Your securities will be paid in cash and you will have no right to receive delivery of any shares of the underlying stock.

We May Sell an Additional Aggregate Stated Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the securities subsequent to the date of this pricing supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Securities at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Securities Will be Negatively Affected

The payment on a call payment date or at maturity will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the stated principal amount of the securities, then the return on your investment in such securities held to a call payment date or the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at stated principal amount. If you purchase your securities at a premium to stated principal amount and hold them to a call payment date or the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at stated principal amount or a discount to stated principal amount. In addition, the impact of the buffer price on the return on your investment will depend upon the price you pay for your securities relative to the stated principal amount. For example, if you purchase your securities at a premium to the stated principal amount, the buffer price, while still providing some protection for the return on the securities, will allow a greater percentage decrease in your investment in the securities than would have been the case for securities purchased at stated principal amount or a discount to stated principal amount.

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Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the securities are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as holders of the securities. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your securities, the underlying stock or other similar securities, which may adversely impact the market for or value of your securities.

Risks Related to Tax

Your Securities May Be Subject to an Adverse Change in Tax Treatment in the Future

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities that are currently characterized as income-bearing pre-paid derivative contracts, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

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Non-United States Holders Should Consider the Withholding Tax Implications of Owning the Securities

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any contingent monthly coupon payments and any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underlying stock during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any contingent monthly coupon payment or the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

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The Underlying Stock

The underlying stock issuer is Freeport-McMoRan Inc. According to publicly available information, Freeport-McMoRan Inc. is an international metals company.

Where Information About the Underlying Stock Issuer Can Be Obtained

The underlying stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by the underlying stock issuer with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-11307-01.

Information about the underlying stock issuer may also be obtained from other sources such as press releases, newspaper articles and other publicly available documents.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the underlying stock issuer with the SEC.

We Obtained the Information About the Underlying Stock Issuer From the Underlying Stock Issuer’s Public Filings

This pricing supplement relates only to your security and does not relate to the underlying stock or other securities of the underlying stock issuer. We have derived all information about the underlying stock issuer in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying stock issuer in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying stock — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock.

We or any of our affiliates may currently or from time to time engage in business with the underlying stock issuer, including making loans to or equity investments in the underlying stock issuer or providing advisory services to the underlying stock issuer, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the underlying stock issuer and, in addition, one or more of our affiliates may publish research reports about the underlying stock issuer. As an investor in a security, you should undertake such independent investigation of the underlying stock issuer as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

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Historical Closing Prices of the Underlying Stock

The closing prices of the underlying stock have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of the underlying stock during any period shown below is not an indication that the underlying stock is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the underlying stock as an indication of the future performance of the underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stock will result in you receiving any contingent monthly coupon payments or receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date, or that you will not lose a portion or all of your investment.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlying stock between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to the recent prices of the underlying stock. The actual performance of the underlying stock over the life of the offered securities, as well as the payment at maturity, if any, may bear little relation to the historical closing prices of the underlying stock shown below.

The graph below shows the daily historical closing prices of the underlying stock from January 1, 2021 through August 24, 2026, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices of the underlying stock in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Common Stock of Freeport-McMoRan Inc.

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Supplemental Discussion of U.S. Federal Income Tax Consequences

No statutory, judicial or administrative authority directly addresses how your securities should be characterized and treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. You will be obligated pursuant to the terms of the securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize each security for all tax purposes as an income-bearing pre-paid derivative contract in respect of the underlying stock, as described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. It is the opinion of Sidley Austin LLP that such a characterization of the securities for U.S. federal income tax purposes is a reasonable interpretation of current law. Pursuant to this approach, it is the opinion of Sidley Austin LLP that it is likely that coupon payments will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. If you are a non-United States holder of the securities, we intend to withhold on coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty. In addition, upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount you receive at such time (excluding any amounts attributable to accrued and unpaid coupon payments, which will be taxable as described above) and your tax basis in your securities. Notwithstanding the foregoing, since the appropriate U.S. federal income tax characterization and treatment of your securities are uncertain, it is possible that the Internal Revenue Service could assert a different characterization and treatment than that described immediately above. In this case, the timing and character of income, gain or loss recognized with respect to your securities could substantially differ from that described above.

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

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Supplemental Plan of Distribution; Conflicts of Interest

As described under “Supplemental Plan of Distribution” on page S-51 of the accompanying general terms supplement and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $1.00 for each security it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $0.50 of the selling concession for each security as a structuring fee. The costs included in the original issue price of the securities will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We will deliver the securities against payment therefor in New York, New York on August 27, 2026. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

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Validity of the Securities and Guarantee

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this pricing supplement have been executed and issued by GS Finance Corp., such securities have been authenticated by the trustee pursuant to the indenture, and such securities have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such securities will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 27, 2025, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 27, 2025.

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